Exhibit 11
----------

                         Pinnacle Entertainment, Inc.
                       Computation of Per Share Earnings

                                                                           For the three months ended September 30,
                                                               -------------------------------------------------------------
                                                                          Basic                          Diluted (a)
                                                               -------------------------             -----------------------
                                                                 2001             2000                 2001          2000
                                                               ---------       ---------             ---------     ---------
                                                                     (in thousands, except per share data - unaudited)
Average number of common shares outstanding                       25,542          26,356                25,542        26,356
Average common shares due to assumed conversion of
     stock options                                                     0               0                    81         1,102
                                                                --------        --------            ----------    ----------
Total shares                                                      25,542          26,356                25,623        27,458
                                                                ========        ========            ==========    ==========


Net income before extraordinary item                            $  1,003        $ 37,489            $    1,003    $   37,489
Extraordinary item, net of income taxes                                0           2,653                     0         2,653
                                                                --------        --------            ----------    ----------
Net (loss) income                                               $  1,003        $ 34,836            $    1,003    $   34,836
                                                                ========        ========            ==========    ==========

Net income before extraordinary item per share                  $   0.04        $   1.42            $     0.04    $     1.37
Extraordinary item per share, net of income taxes                   0.00           (0.10)                 0.00         (0.10)
                                                                --------        --------            ----------    ----------
Net (loss) income per share                                     $   0.04        $   1.32            $     0.04    $     1.27
                                                                ========        ========            ==========    ==========

                                                                           For the three months ended September 30,
                                                               -------------------------------------------------------------
                                                                          Basic                          Diluted (a)
                                                               -------------------------             -----------------------
                                                                 2001             2000                 2001          2000
                                                               ---------       ---------             ---------     ---------
                                                                      (in thousands, except per share data - unaudited)
Average number of common shares outstanding                       25,939          26,306                25,939        26,306
Average common shares due to assumed conversion of
   stock options                                                       0               0                   104         1,063
                                                                --------        --------            ----------    ----------
Total shares                                                      25,939          26,306                26,043        27,369
                                                                ========        ========            ==========    ==========

Net (loss) income before extraordinary item                      ($6,405)       $ 85,633               ($6,405)   $   85,633
Extraordinary item, net of income taxes                                0           2,653                     0         2,653
                                                                --------        --------            ----------    ----------
Net (loss) income after extraordiarny item                       ($6,405)       $ 82,980               ($6,405)   $   82,980
                                                                ========        ========            ==========    ==========

Net (loss) income before extraordinary item per share             ($0.25)       $   3.25                ($0.25)   $     3.13
Extraordinary item per share, net of income taxes                   0.00           (0.10)                 0.00         (0.10)
                                                                --------        --------            ----------    ----------
Net (loss) income after extraordianry item per share              ($0.25)       $   3.15                ($0.25)   $     3.02
                                                                ========        ========            ==========    ==========

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(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.